 EXHIBIT 5.1

October 15, 2025

Idaho Strategic Resources, Inc.

201 N. 3rd Street

Coeur d’Alene, Idaho 83814

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Idaho Strategic Resources, Inc., an Idaho corporation (the “Company”), in connection with the automatic shelf registration statement on Form S-3 filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes two prospectuses, (i) a base prospectus (the “Base Prospectus”) relating to the registration for offering and sale from time to time by the Company of an indeterminate number of securities, and (ii) an accompanying prospectus supplement (the “Prospectus Supplement”), relating to the registration for the offering and sale from time to time by the Company of an aggregate offering price of up to $45,000,000 shares of common stock, no par value per share (“Common Stock”), that may be sold in an “at the market offering” as defined in Rule 415 of the Act, under the Sales Agreement, dated October 15, 2025, between the Company and Roth Capital Partners LLC (such agreement, the “Sales Agreement”, and such shares, the “Prospectus Supplement Shares”).

The Base Prospectus provides that it may be supplemented in the future by additional prospectus supplements (the “Prospectus Supplements”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and any Prospectus Supplements, will provide for the registration by the Company of the proposed sale from time to time of an indeterminate number of one or more of the following securities pursuant to Rule 415 under the Act: (i) shares of Common Stock, no par value per share, of the Company, which may include shares of common stock that constitute a part of or that are issuable upon the conversion or exercise of other Securities (as defined herein) in the Registration Statement (“Base Prospectus Shares”); (ii) one or more series of debt securities of the Company and/or convertible debt securities of the Company, which may include convertible debt securities of the Company that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Debt Securities”); (iii) warrants covering Common Stock and/or Debt Securities, which may include warrants that constitute a part of or that are issuable upon the conversion or exercise of other Securities in the Registration Statement (“Warrants”); (iv) rights to purchase shares of Common Stock, and rights to purchase Debt Securities and/or Units (as defined below) (“Rights”); and (v) units consisting of Common Stock, Warrants, Debt Securities and/or Rights (“Units”) Such Base Prospectus Shares, Warrants, Debt Securities, Rights, Units, and Prospectus Supplement Shares are referred to collectively in this opinion as “Securities.”

The Registration Statement, including the Base Prospectus and the Prospectus Supplement, will provide for the registration by the Company of the proposed sale from time to time of shares of the Prospectus Supplement Shares in an “at the market offering” by Roth Capital Partners LLC, as agent, with an aggregate offering price of up to $45,000,000, issuable from time to time pursuant to Sales Agreement.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the genuineness of all signatures, the lack of any undisclosed termination, modification, waiver, or amendment to any document reviewed by us, and the due authorization, execution, and delivery of all documents by the Company’s shareholders where due authorization, execution, and delivery are prerequisites to the effectiveness thereof.

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In expressing the opinions set forth below, we also have assumed the following:

(1)

Prior to the issuance of (a) any Common Stock, including Prospectus Supplement Shares and Base Prospectus Shares that are not outstanding as of the date hereof or (b) Securities covering the Common Stock, the Company will have available for issuance, under its Articles of Incorporation, as amended, and as may be further amended from time to time and as in effect at the time thereof, the requisite number of authorized but unissued shares of Common Stock;

(2)

At the time of the issuance, sale, and delivery, as applicable, of any Debt Securities, Warrants, Rights or Units: (a) the indenture, warrant agreement, rights agreement or unit agreement (collectively, the “Documents”), as applicable, and all actions necessary for the issuance of the applicable Securities, and the form and terms thereof, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any agreement or instrument to which the Company is a party or by which it is bound or by any court or other governmental or regulatory body having jurisdiction over the Company; (b) the Company will have duly authorized, executed, and delivered any such Document and will have duly authorized the issuance of any such security, and none of such authorizations will have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character, or enforceability thereof; and (c) with respect to any Document executed or to be executed by any party other than the Company, such party has, or will have, duly authorized, executed, and delivered the Documents to which it is a party and each such Document is, or will be, the valid and binding obligation of such party, enforceable against it in accordance with its terms;

(3)

The Registration Statement and any additional amendments thereto (including post-effective amendments) will be automatically effective, will have become effective, and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(4)

The Prospectus Supplement and any additional Prospectus Supplements will have been prepared and filed with the Commission, describing the Securities offered thereby and will comply with all applicable laws;

(5)

Any Securities being offered pursuant to the Prospectus Supplement and any additional Prospectus Supplements will be issued and sold as contemplated in the Registration Statement and such Prospectus Supplement or Prospectus Supplements;

(6)	There shall not have occurred any change in law affecting the validity of the Securities; and

(7)	The Company will remain duly organized, validly existing, and in good standing under the laws of the State of Idaho.

Based upon and subject to the foregoing and the additional limitations, qualifications, exceptions and assumptions set forth below, it is our opinion that:

(1)

With respect to the Base Prospectus Shares: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Common Stock at a specified price or pursuant to a specified pricing mechanism; (b) if Common Stock is to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Common Stock has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (d) when certificates representing the Common Stock have been duly executed by appropriate officers of the Company or appropriate book entries have been made in the records of the Company; (e) when the Common Stock has been duly and properly sold, paid for, and delivered as contemplated in the Registration Statement, and the prospectus supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement; and (f) if applicable, the Common Stock has been issued against payment therefor in accordance with any applicable agreement governing the issuance of Common Stock pursuant to the exercise or conversion of any Warrant, Right or Unit, then the Common Stock will be validly issued, fully paid, and nonassessable.

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(2)

With respect to the Debt Securities: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Debt Securities at a specified price or pursuant to a specified pricing mechanism; (b) if the Debt Securities are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Debt Securities has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) the Indenture has been duly executed and delivered on behalf of the Company and a trustee qualified to act as such under applicable law and such Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (d) all necessary corporate action has been taken by the Company to authorize the form, terms, execution, and delivery of the Debt Securities; (e) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; and (f) such Debt Securities have been duly executed by the Company and authenticated by the applicable trustee in accordance with the Indenture and have been duly issued and delivered against payment therefor in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Debt Securities and the plan of distribution, then, upon the happening of such events, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(3)

With respect to the Warrants: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Warrants at a specified price or pursuant to a specified pricing mechanism; (b) if the Warrants are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Warrants has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (d) any shares of Common Stock or any Debt Securities purchasable upon exercise of the Warrants, as applicable, have been duly and validly authorized and reserved for issuance and sale; and (e) the warrant agreements have been duly executed and the Warrants duly sold by the Company against payment therefor in accordance with any applicable warrant agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Warrants and the plan of distribution, then, upon the happening of such events, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(4)

With respect to the Rights: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Rights at a specified price or pursuant to a specified pricing mechanism; (b) if the Rights are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Rights has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities have been obtained; (d) any shares of Common Stock, and any Debt Securities and/or Units to be issued pursuant to such Rights have been duly and validly authorized and reserved for issuance and sale; and (e) the rights agreements have been duly executed and the Rights duly sold by the Company against payment therefor in accordance with any applicable rights agreement, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Rights and the plan of distribution, then, upon the happening of such events, the Rights will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

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(5)

With respect to the Units: (a) when the Company’s board of directors or any duly designated committee thereof has adopted resolutions approving the issuance and sale of Units at a specified price or pursuant to a specified pricing mechanism; (b) if the Units are to be sold in a firm commitment underwritten offering or in a best efforts placement offering, an underwriting agreement or placement agency agreement with respect to such Units has been duly authorized, executed, and delivered by the Company and the other parties thereto; (c) any legally required consents, approvals, authorizations, and other orders of the Commission and any other regulatory authorities have been obtained; (d) any shares of Common Stock, and any Debt Securities, Warrants and/or Rights to be issued pursuant to such Units have been duly and validly authorized and reserved for issuance and sale; and (e) the unit agreements have been duly executed and the Units duly sold by the Company against payment therefor in accordance with the unit agreements, and in accordance with such corporate action and applicable law and as contemplated in the Registration Statement and the prospectus supplement setting forth the terms of the Units and the plan of distribution, then, upon the happening of such events, the Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

(6)

With respect to the Prospectus Supplement Shares: (a) when sold and issued against payment therefore in accordance with the Sales Agreement, the Registration Statement, the Base Prospectus, and the Prospectus Supplement, will be duly authorized, validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with the sale of the Securities and the Common Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.

We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

We are members of the Bar of the State of Idaho and the foregoing opinion is limited to the laws of the State of Idaho.

Very truly yours,

/s/ Lyons O’Dowd, PLLC

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